UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

Grayscale Zcash Trust (ZEC)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56433	82-6646113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Zcash Trust (ZEC) Shares	ZCSH	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Anticipated NYSE Arca Listing Date Announcement

On August 21, 2026, Grayscale Investments Sponsors, LLC, the sponsor (the “Sponsor”) of Grayscale Zcash Trust (ZEC) (the “Trust”) announced that the Shares of the Trust were anticipated to begin trading on NYSE Arca Inc. (“NYSE Arca”) on or about August 25, 2026 (“Uplisting Date”), under the trading symbol “ZCSH,” subject to the receipt of certain regulatory approvals.

No assurance can be given that the Shares of the Trust will list and trade on the Sponsor’s anticipated timeline, or at all.

Registrant Name Change Announcement

On August 21, 2026, the Sponsor of the Trust announced its intention to change the name of the Trust to The Zcash ETF, effective on or about August 25, 2026, subject to the receipt of certain regulatory approvals. In connection with the name change, the Sponsor plans to amend the Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of March 9, 2026, as may be further amended from time to time, to reflect the name change.

Subject to the regulatory approvals described herein, Shares of the Trust are expected to begin trading on NYSE Arca, under the new name, and the trading symbol “ZCSH”. Outstanding stock certificates for shares of the Trust are not affected by the name change; they continue to be valid and need not be exchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Sponsor of Grayscale Zcash Trust (ZEC)

Date:	August 21, 2026	By:	/s/ Kathryn Masci
Name: Kathryn Masci Title: Interim Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.